Exhibit 99.1

                  Horace Irwin Retires from ViewCast

    PLANO, Texas--(BUSINESS WIRE)--June 29, 2007--ViewCast Corporation (OTCBB: VCST), a global leader in the design and manufacture of the world's most advanced media encoding products, today announced the retirement of Horace Irwin, senior vice president of sales and business development at ViewCast as of June 30, 2007. A search for his replacement is in progress.

    In accordance with new business initiatives, ViewCast is aggressively moving to launch new products in new markets. "Horace has worked hard to build brand recognition and visibility for ViewCast's Osprey and Niagara product lines," said Dave Stoner, president and chief operating officer of ViewCast Corporation. "We appreciate all of Horace's contributions, and wish him well in the future."

    During the past year, ViewCast implemented an aggressive strategy to introduce new cutting edge products, promote existing product lines and establish strong strategic partnerships with other OEM and VAR customers such as Multicast Media Technologies. This spring, ViewCast introduced five new products including the Osprey-240, a video card that combines PCI Express compatibility with professional analog inputs to deliver high bandwidth capture for sports, entertainment, news, and other high quality content distribution, and OSPREY-700 HD high-definition video capture card. In addition, three new Niagara products hit the market, including: the Niagara Pro which offers SCX software and EZStream(R) buttons for professional users; the next generation Niagara SCX(R) Pro; and, the Niagara GoStream Plus that delivers new, powerful, portable media streaming capabilities for mobile and Internet media.

    "This is an exciting time for ViewCast," Stoner noted. "With so many new product introductions, sales continue to grow rapidly. While we will miss Horace as the company moves into a new phase of expansion, the business relationships he helped establish will make it easier for others to follow."

    About ViewCast

    ViewCast develops communication products for live and on demand video and audio content deliverable via a variety of network types and protocols. Our well known products include Osprey(R) Video capture cards, Niagara(R) video encoders/servers featuring Niagara SCX encoder management software. ViewCast products address the video capture, processing and delivery requirements for a broad range of applications and markets. Visit the company's Web site (http://www.viewcast.com) for more information.

    Safe Harbor Statement

    Certain statements, including those made by Dave Stoner, contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995, which reflects the company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors that could cause the actual results to differ materially include, without limitation: the ability of the company to develop and market new products as technology evolves and increased competition in the video communications. All subsequent written and oral forward-looking statements attributable to ViewCast or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. ViewCast does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the company's forward-looking statements, please refer to the company's reports on Form 10-KSB and 10-QSB on file with the Securities and Exchange Commission.

    ViewCast, Osprey, Niagara, Niagara SCX 5.0, GoStream and EZStream are trademarks or registered trademarks of ViewCast Corporation or its subsidiaries. All other trademarks are property of their respective holders.

    CONTACT: ViewCast Corporation
             Wendy Moore, 972-488-7200
             wendym@viewcast.com
             Fax: 972-488-7199
             or
             PR Agency Contact:
             Wall Street Communications
             David Netz, 303-329-0359
             dave@wallstreetcom.tv
             or
             Investor Contact:
             Michael A. Burns & Associates
             Virginia Stuart, 214-521-8596
             Director of Investor Relations
             vstuart@mbapr.com